Exhibit 99.1

Palo Alto Networks Reports Fiscal Fourth Quarter and Fiscal Year 2025 Financial Results

•Fiscal fourth quarter revenue grew 16% year over year to $2.5 billion. Fiscal year 2025 revenue grew 15% year over year to $9.2 billion.
•Next-Generation Security ARR grew 32% year over year to $5.6 billion.
•Remaining performance obligation grew 24% year over year to $15.8 billion.

SANTA CLARA, Calif., Aug. 18, 2025 — Palo Alto Networks® (NASDAQ: PANW), the global cybersecurity leader, announced today financial results for its fiscal fourth quarter and fiscal year, ended July 31, 2025.

Total revenue for the fiscal fourth quarter 2025 grew 16% year over year to $2.5 billion, compared with total revenue of $2.2 billion for the fiscal fourth quarter 2024. GAAP net income for the fiscal fourth quarter 2025 was $253.8 million, or $0.36 per diluted share, compared with GAAP net income of $357.7 million, or $0.51 per diluted share, for the fiscal fourth quarter 2024.

Non-GAAP net income for the fiscal fourth quarter 2025 was $673.0 million, or $0.95 per diluted share, compared with non-GAAP net income of $522.2 million, or $0.75 per diluted share, for the fiscal fourth quarter 2024. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

"Our strong execution in Q4 reflects a fundamental market shift in which customers understand that a fragmented defense is no defense at all against modern threats. They are partnering with us because our platforms are designed to work in concert, creating powerful operational synergies that deliver superior, near real-time outcomes and the efficiency our customers need," said Nikesh Arora, chairman and CEO of Palo Alto Networks. "We exited fiscal year 2025 with an acceleration in RPO, and surpassed the $10 billion revenue run-rate milestone, positioning ourselves well for sustained growth ahead."

"Our strong top-line results were complemented by continued operating efficiency and strong free cash flow generation, making us a ‘Rule-of-50’ company for the fifth consecutive year," said Dipak Golechha, chief financial officer of Palo Alto Networks. "We are excited to carry this momentum into fiscal year 2026, where we will continue to execute against our profitable growth framework."

Financial Outlook
Palo Alto Networks provides guidance based on current market conditions and expectations.

For the fiscal first quarter 2026, we expect:
•Next-Generation Security ARR of $5.82 billion to $5.84 billion, representing year-over-year growth of 29%.
•Remaining performance obligation of $15.4 billion to $15.5 billion, representing year-over-year growth of 23%.
•Total revenue in the range of $2.45 billion to $2.47 billion, representing year-over-year growth of 15%.
•Diluted non-GAAP net income per share in the range of $0.88 to $0.90, using 709 million to 712 million shares outstanding.

For the fiscal year 2026, we expect:
•Next-Generation Security ARR of $7.00 billion to $7.10 billion, representing year-over-year growth of between 26% and 27%.
•Remaining performance obligation of $18.6 billion to $18.7 billion, representing year-over-year growth of between 17% and 18%.
•Total revenue in the range of $10.475 billion to $10.525 billion, representing year-over-year growth of 14%.
•Non-GAAP operating margin in the range of 29.2% to 29.7%.
•Diluted non-GAAP net income per share in the range of $3.75 to $3.85, using 710 million to 716 million shares outstanding.
•Adjusted free cash flow margin in the range of 38.0% to 39.0%.

Guidance for non-GAAP financial measures excludes share-based compensation-related charges, including share-based payroll tax expense, acquisition-related costs, including change in fair value of contingent consideration liability, amortization expense of acquired intangible assets, litigation-related charges, including legal settlements, non-cash charges related to convertible notes, and income tax and other tax adjustments related to our long-term non-GAAP effective tax rate, along with certain non-recurring expenses and certain non-recurring cash flows. We have not reconciled non-GAAP operating margin guidance to GAAP operating margin, diluted non-GAAP net income per share guidance to GAAP net income per diluted share or adjusted free cash flow margin guidance to GAAP net cash from operating activities because we do not provide guidance on GAAP operating margin, GAAP net income or net cash from operating activities and would not be able to present the various reconciling cash and non-cash items between GAAP and non-GAAP financial measures because certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items will have a significant impact on the company's GAAP net income per diluted share and GAAP net cash from operating activities.

Earnings Call Information
Palo Alto Networks will host a video webcast for analysts and investors to discuss the company’s fiscal fourth quarter and fiscal year 2025 results as well as the outlook for its fiscal first quarter and fiscal year 2026 today at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Open to the public, investors may access the webcast, supplemental financial information and earnings slides from the "Investors" section of the company’s website at investors.paloaltonetworks.com. A replay will be available three hours after the conclusion of the webcast and archived for one year.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including, without limitation, statements regarding our platformization strategy and related progress and opportunities, expectations regarding annual recurring revenue, remaining performance obligation, product development strategy and expectations regarding artificial intelligence (AI), and financial outlook for the fiscal first quarter 2026 and fiscal year 2026, mid- and long-term financial expectations. We use words such as "anticipates," "believes," "continue," "estimate," "expects," "future," "intends," "may," "plan," and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially for a variety of reasons that are beyond our control and changing rapidly. There are a significant number of factors that could cause actual results to differ materially from forward-looking statements made or implied in this press release, including: developments and changes in general or worldwide market, geopolitical, economic, and business conditions; failure of our platformization product offerings; failure to successfully integrate acquisitions or achieve the expected benefits of our strategic partnerships and acquisitions, including the proposed transaction with CyberArk Software Ltd. ("CyberArk"); changes in the fair value of our contingent consideration liability associated with acquisitions; the risk that the conditions to the proposed transaction with CyberArk are not satisfied on a timely basis, or at all, or the failure of the proposed transaction with CyberArk to close for any other reason or to close on the anticipated terms; significant and/or unanticipated difficulties, liabilities or expenditures relating to the transaction with CyberArk; the effect of the announcement, pendency or completion of the proposed transaction with CyberArk on our and CyberArk’s business and our common share price or CyberArk’s ordinary share price; risks related to disruption of management time from ongoing business operations due to the proposed transaction with CyberArk; the outcome of any legal proceedings that may be instituted against us, CyberArk or our respective directors; risks associated with managing our growth; risks associated with new product, subscription and support offerings, including our product offerings that leverage AI; shifts in priorities or delays in the development or release of new product or subscription or other offerings, or the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; failure of our business strategies; rapidly evolving technological developments in the market for security products, subscriptions and support offerings; defects, errors, or vulnerabilities in our products, subscriptions or support offerings; our customers’ purchasing decisions and the length of sales cycles; our competition; our ability to attract and retain new customers; our ability to acquire and integrate other companies, products, or technologies in a successful manner; our debt repayment obligations; and our share repurchase program, which may not be fully consummated or enhance shareholder value, and any share repurchases which could affect the price of our common stock.

For additional risks and uncertainties on these and other factors that could affect our financial results and cause actual results to differ materially from those described in the forward-looking statements we make in this press release are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in our Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on May 21, 2025, which is available on our website at investors.paloaltonetworks.com and on the SEC's website at www.sec.gov. Additional information will also be set forth in other documents that we file with or furnish to the SEC from time to time. All forward-looking statements in this press release are based on our current beliefs and information available to management as of the date hereof and are inherently uncertain, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures and Other Key Metrics
Palo Alto Networks has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company uses these non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes that the use of these non-GAAP financial measures and key metrics are helpful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures or key metrics.

The presentation of these non-GAAP financial measures and key metrics are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP net income and net income per share, diluted. Palo Alto Networks defines non-GAAP net income as net income plus share-based compensation-related charges, including share-based payroll tax expense, acquisition-related costs, including change in fair value of contingent consideration liability, amortization expense of acquired intangible assets, litigation-related charges, including legal settlements, and non-cash charges related to convertible notes. The company also excludes from non-GAAP net income tax adjustments related to our long-term non-GAAP effective tax rate in order to provide a complete picture of the company’s recurring core business operating results. The company defines non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the potentially dilutive effect of the company’s employee equity incentive plan awards and the company’s convertible senior notes and related warrants, after giving effect to the anti-dilutive impact of the company’s note hedge agreements, which reduced the potential economic dilution that otherwise would have occurred in connection with the conversion and settlement of the company’s convertible senior notes. Under GAAP, the anti-dilutive impact of the note hedge is not reflected in diluted shares outstanding. The company considers these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that it uses non-GAAP operating margin.

Next-Generation Security ARR. Palo Alto Networks defines Next-Generation Security ARR as the annualized allocated revenue of all active contracts as of the final day of the reporting period related to all product, subscription and support offerings, excluding revenue from hardware products, and legacy attached subscriptions, support offerings and professional services. The company considers Next-Generation Security ARR to be a useful operating metric for management and investors to assess the performance of the company because Next-Generation Security is where the company has focused its innovation and the company expects its overall revenue to be disproportionately driven by this Next-Generation Security portfolio. Because Next-Generation Security ARR does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the company does not consider it a non-GAAP measure.

Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future, such as share-based compensation, which is an important part of Palo Alto Networks’ employees’ compensation and impacts their performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Palo Alto Networks excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Palo Alto Networks compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the company may also exclude non-recurring expenses and other expenses that do not reflect the company’s core business operating results.

About Palo Alto Networks
As the global AI and cybersecurity leader, Palo Alto Networks (NASDAQ: PANW) is dedicated to protecting our digital way of life via continuous innovation. Trusted by more than 70,000 organizations worldwide, we provide comprehensive AI-powered security solutions across network, cloud, and security operations, enhanced by the expertise and threat intelligence of Unit 42®. Our focus on platformization allows enterprises to streamline security at scale, ensuring protection fuels innovation. Explore more at www.paloaltonetworks.com.

Palo Alto Networks and the Palo Alto Networks logo are trademarks of Palo Alto Networks, Inc. in the United States or in certain jurisdictions throughout the world. All other trademarks, trade names, or service marks used or mentioned herein belong to their respective owners. Any unreleased services or features (and any services or features not generally available to customers) referenced in this or other press releases or public statements are not currently available (or are not yet generally available to customers) and may not be delivered when expected or at all. Customers who purchase Palo Alto Networks applications should make their purchase decisions based on services and features currently generally available.

Media Contact:
Nicole Hockin
VP, Global Communications, Palo Alto Networks
press@paloaltonetworks.com

Investor Relations Contact:
Ryan Fenwick
Director - Investor Relations, Palo Alto Networks
ir@paloaltonetworks.com

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2025	2024	2025	2024
Revenue:
Product	$573.9	$480.5	$1,801.9	$1,603.3
Subscription and support	1,962.4	1,709.0	7,419.6	6,424.2
Total revenue	2,536.3	2,189.5	9,221.5	8,027.5
Cost of revenue:
Product	136.2	104.7	413.2	348.2
Subscription and support	542.8	469.0	2,038.4	1,711.0
Total cost of revenue	679.0	573.7	2,451.6	2,059.2
Total gross profit	1,857.3	1,615.8	6,769.9	5,968.3
Operating expenses:
Research and development	503.5	494.8	1,984.1	1,809.4
Sales and marketing	829.3	742.3	3,100.2	2,794.5
General and administrative	27.3	140.3	442.7	680.5
Total operating expenses	1,360.1	1,377.4	5,527.0	5,284.4
Operating income	497.2	238.4	1,242.9	683.9
Interest expense	(0.2)	(0.3)	(3.0)	(8.3)
Other income, net	94.8	80.9	355.8	312.7
Income before income taxes	591.8	319.0	1,595.7	988.3
Provision for (benefit from) income taxes	338.0	(38.7)	461.8	(1,589.3)
Net income	$253.8	$357.7	$1,133.9	$2,577.6

Net income per share, basic	$0.38	$0.55	$1.71	$4.04
Net income per share, diluted	$0.36	$0.51	$1.60	$3.64

Weighted-average shares used to compute net income per share, basic	669.4	648.8	662.5	638.5
Weighted-average shares used to compute net income per share, diluted	709.0	707.8	709.3	707.9

Palo Alto Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Year Ended
	July 31,		July 31,
	2025	2024	2025	2024

GAAP net income	$253.8	$357.7	$1,133.9	$2,577.6
Share-based compensation-related charges	372.7	287.1	1,386.4	1,161.7
Acquisition-related costs(1)	(141.8)	3.5	(109.7)	13.6
Amortization expense of acquired intangible assets	36.9	33.7	164.0	119.0
Litigation-related charges(2)	3.2	25.6	(31.7)	211.5
Non-cash charges related to convertible notes(3)	0.1	0.6	1.1	3.5
Income tax and other tax adjustments(4)	148.1	(186.0)	(199.5)	(2,138.8)
Non-GAAP net income	$673.0	$522.2	$2,344.5	$1,948.1

GAAP net income per share, diluted	$0.36	$0.51	$1.60	$3.64
Share-based compensation-related charges	0.53	0.41	1.98	1.73
Acquisition-related costs(1)	(0.20)	0.00	(0.15)	0.02
Amortization expense of acquired intangible assets	0.05	0.05	0.23	0.17
Litigation-related charges(2)	0.00	0.04	(0.04)	0.30
Non-cash charges related to convertible notes(3)	0.00	0.00	0.00	0.00
Income tax and other tax adjustments(4)	0.21	(0.26)	(0.28)	(3.02)
Non-GAAP net income per share, diluted	$0.95	$0.75	$3.34	$2.84

GAAP weighted-average shares used to compute net income per share, diluted	709.0	707.8	709.3	707.9
Weighted-average anti-dilutive impact of note hedge agreements	(2.1)	(14.7)	(7.3)	(20.7)
Non-GAAP weighted-average shares used to compute net income per share, diluted	706.9	693.1	702.0	687.2

(1)    Consists of acquisition transaction costs, share-based compensation related to the cash settlement of certain equity awards, change in fair value of contingent consideration liability, and costs to terminate certain employment, operating lease, and other contracts of the acquired companies.
(2)    Consists of the amortization of intellectual property licenses and covenant not to sue, and a legal contingency charge (credit). During the three months and fiscal year ended July 31, 2024, it also includes a litigation settlement charge.
(3)    Consists of non-cash interest expense for amortization of debt issuance costs related to the company's convertible senior notes.
(4)    Consists of income tax adjustments related to our long-term non-GAAP effective tax rate. During the three months and fiscal year ended July 31, 2025, it included a one-time deferred tax provision adjustment relating to the enactment of One Big Beautiful Bill. During the three months and fiscal year ended July 31, 2024, it included a tax benefit from a release of our valuation allowance on U.S. federal, U.S. states other than California, and United Kingdom deferred tax assets.

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(In millions)

	July 31, 2025	July 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,268.6	$1,535.2
Short-term investments	634.6	1,043.6
Accounts receivable, net	2,965.0	2,618.6
Short-term financing receivables, net	714.6	725.9
Short-term deferred contract costs	419.5	369.0
Prepaid expenses and other current assets	520.5	557.4
Total current assets	7,522.8	6,849.7
Property and equipment, net	387.3	361.1
Operating lease right-of-use assets	347.0	385.9
Long-term investments	5,555.6	4,173.2
Long-term financing receivables, net	1,002.3	1,182.1
Long-term deferred contract costs	585.9	562.0
Goodwill	4,566.6	3,350.1
Intangible assets, net	762.7	374.9
Deferred tax assets	2,424.2	2,399.0
Other assets	421.8	352.9
Total assets	$23,576.2	$19,990.9
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$232.2	$116.3
Accrued compensation	607.6	554.7
Accrued and other liabilities	846.0	506.7
Deferred revenue	6,302.2	5,541.1
Convertible senior notes, net	—	963.9
Total current liabilities	7,988.0	7,682.7
Long-term deferred revenue	6,449.7	5,939.4
Deferred tax liabilities	89.1	387.7
Long-term operating lease liabilities	338.2	380.5
Other long-term liabilities	886.8	430.9
Total liabilities	15,751.8	14,821.2
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	5,291.9	3,821.1
Accumulated other comprehensive income (loss)	48.4	(1.6)
Retained earnings	2,484.1	1,350.2
Total stockholders’ equity	7,824.4	5,169.7
Total liabilities and stockholders’ equity	$23,576.2	$19,990.9

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